Exhibit 5.1

Hogan Lovells (Luxembourg) LLP 52, Boulevard Marcel Cahen L-1311 Luxembourg Grand Duchy of Luxembourg T +352 26 4 26 0 F +352 26 4 26 999 www.hoganlovells.com
1 March 2022

Millicom International Cellular S.A. 2, rue du Fort Bourbon L-1249 Luxembourg Grand Duchy of Luxembourg (the "Addressee")	Alexander Koch Partner Alex.Koch@hoganlovells.com D +352 26 4 26 122 Our ref 296041 Matter ref.: 1G0384.000071 Project Olympic

Dear Madam/Sir,

We have acted as the Luxembourg legal adviser of Millicom International Cellular S.A., a public limited liability company (société anonyme) governed by the laws of the Grand-Duchy of Luxembourg, having its registered office at 2, rue du Fort Bourbon, L-1249 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies' Register (Registre de Commerce et des Sociétés de Luxembourg) (the "Companies' Register") under number B40630 (the "Company") in connection with the filing by the Company of a registration statement on Form F-3 (the "Registration Statement") on or around the date hereof with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933, as amended, which may be used for an offering (the "Offering") of (i) shares of the Company, having a nominal value of USD 1.50 each (the "Shares") and (ii) preferential subscription rights to subscribe for new Shares (the "Rights").

Documents Examined

1.	For the purpose of giving this opinion, we have examined:

(a)	an electronic copy of the Registration Statement;

(b)	the following corporate documents (the "Corporate Documents"):

(i)	an electronic copy of the articles of association (statuts coordonnés) of the Company as at 28 February 2022 (the "Articles");

(ii)	an electronic copy of an excerpt from the Companies' Register dated 1 March 2022 pertaining to the Company (the "Excerpt");

(iii)	an electronic copy of a certificate issued by the Companies' Register dated 1 March 2022 certifying that as at 28 February 2022 no judicial decision has been registered in the Companies' Register as per article 13, items 2 to 12, and article 14 of the law of 19 December 2002, as amended, regarding the Companies' Register, as well as the accounting and the annual accounts of companies, according to which any of the judicial procedures referred to in said articles (including bankruptcy (faillite), controlled management (gestion contrôlée), composition with creditors (concordat préventif de la faillite) and

Hogan Lovells (Luxembourg) LLP is a limited liability partnership registered in England and Wales with registered number OC350977.  Registered office: Atlantic House, Holborn Viaduct, London EC1A 2FG.  Hogan Lovells (Luxembourg) LLP is registered with the Luxembourg bar.  Hogan Lovells (Luxembourg) LLP is an affiliated business of Hogan Lovells International LLP, a limited liability partnership registered in England and Wales.

"Hogan Lovells" is an international legal practice that includes Hogan Lovells International LLP and Hogan Lovells US LLP and their affiliated businesses, with offices in:  Alicante  Amsterdam  Baltimore  Beijing  Birmingham  Boston  Brussels  Colorado Springs  Denver  Dubai  Dusseldorf  Frankfurt  Hamburg  Hanoi  Ho Chi Minh City  Hong Kong  Houston  Johannesburg  London  Los Angeles  Luxembourg  Madrid  Mexico City  Miami  Milan  Minneapolis  Monterrey  Moscow  Munich  New York  Northern Virginia  Paris  Perth  Philadelphia  Rome  San Francisco  São Paulo  Shanghai  Silicon Valley  Singapore  Sydney  Tokyo  Warsaw  Washington, D.C.   Associated Offices:  Budapest  Jakarta  Riyadh  Shanghai FTZ  Ulaanbaatar  Zagreb.   Business Service Centers:  Johannesburg  Louisville.

The word "partner" is used to describe a partner or member of Hogan Lovells International LLP, Hogan Lovells US LLP or any of their affiliated entities or any employee or consultant with equivalent standing.  Certain individuals, who are designated as partners, but who are not members of Hogan Lovells International LLP, do not hold qualifications equivalent to members.  For more information about Hogan Lovells, the partners and their qualifications, see www.hoganlovells.com.

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reprieve from payment (sursis de paiement)) would be applicable to the Company (the "Non-bankruptcy Certificate").

2.	In giving this opinion, we have relied, without further enquiry, on the Registration Statement. We have not examined any other documents or records nor made any enquiries or searches. We have not been involved in drafting the Registration Statement.

Save for the examination of the Corporate Documents, we have not conducted any due diligence of any nature with regard to any party (including the Company).

Except for those matters of Luxembourg law which are specifically addressed in this opinion, we express no opinion or view on the Registration Statement or the transaction contemplated by them, including (without limitation) whether the Registration Statement and the transaction contemplated by it are effective to achieve the commercial, accounting, tax and/or other objectives of the Company.

Scope of Opinion

3.	This opinion is given only with respect to Luxembourg law in force at the date hereof. No opinion is expressed or implied as to the laws of any other territory, or as to matters of fact. We do not undertake to revise, update or amend this opinion in connection with or to notify or inform you of, any developments and/or changes under Luxembourg law subsequent to the date hereof.

This opinion and all non-contractual obligations arising out of or in connection with this opinion shall be governed by and construed in accordance with Luxembourg law and the competent Courts of Luxembourg-City shall have the exclusive jurisdiction thereon.

In this opinion Luxembourg legal concepts are expressed in English terms and not in their French or German terms and these concepts may not be identical to the concepts described by the English terms as they exist under the laws of foreign jurisdictions. In the event of a conflict or inconsistency between legal terms or concepts, the relevant expression shall be deemed to refer exclusively to Luxembourg legal concepts and we accept no liability for such conflict or inconsistency.

This opinion is strictly limited to the matters expressly set forth in Section 6 below. Unless otherwise specifically stated herein, we do not express any opinion on (i) public international law or on the rules promulgated under or by any treaty or treaty organisation, except insofar as such rules are directly applicable in Luxembourg, (ii) any registration duties required in connection with the entry into the Registration Statement, (iii) tax matters or (iv) regulatory law, accounting law and/or as to the consequences thereof. Our liability (including that of our partners or employees) in respect of this opinion letter is limited to the assets of Hogan Lovells (Luxembourg) LLP (including insurances but excluding the private assets of partners or employees).

Benefit of Opinion

4.	This opinion is addressed to the Addressee and consent is given for the filing of this opinion as an exhibit to the Registration Statement with the United States Securities and Exchange Commission and to the references to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement.

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Assumptions

5.	This opinion is subject to the following assumptions:

(a)	All original documents relied on or referred to herein are authentic and complete and all signatures and seals thereon are genuine and the persons purported to have signed have in fact signed; all documents provided to us as photocopies, facsimile, transmitted copies or other copies (including those transmitted to us electronically or obtained from a website) conform to the original documents to which they relate and the above assumption regarding original documents and the signatures and seals thereon apply.

(b)	The individuals who executed the Registration Statement and any documents in relation thereto had the legal capacity (capacité légale) to do so.

(c)	The Corporate Documents and the information therein are complete, accurate and up-to-date as at the date hereof and the date of filing of the Registration Statement.

(d)	The Registration Statement was duly signed by an authorised signatory of the Company and was, when signed or otherwise executed, in its complete and final form, and will be duly ratified by the Company’s board of directors ("Board").

(e)	The Registration Statement and the Corporate Documents contain all relevant information which is material for the purposes of our opinion and there is no other arrangement or any other matter, event or information which affects the conclusions stated in this opinion.

(f)	All factual statements contained in the Registration Statement are correct, complete and up-to-date.

(g)	The Registration Statement and its effect on the Company are not affected by force majeure, fraud, misrepresentation, unforeseen circumstances, undue influence, duress (contrainte) or error and the Registration Statement has not been entered into in connection with money laundering or any other unlawful activity.

(h)	The place of central administration (siège de l'administration centrale), the place of effective management (siège de direction effective) and (for the purposes of the Council Regulation (EC) N° 2015/848 of 20 May 2015 on insolvency proceedings, the "Insolvency Regulation") the centre of main interest (centre des intérêts principaux) of the Company are located at the place of its registered office (siège statutaire) in Luxembourg and the Company does not have any establishment (within the meaning of the Insolvency Regulation) outside Luxembourg.

(i)	The Company has complied with all requirements of Luxembourg law applicable to any business licence requirements or its domiciliation (in particular the law of 31 May 1999 on the domiciliation of companies as amended).

(j)	The Company has not resolved to enter into, and does not meet or threaten to meet the criteria for, any bankruptcy (faillite), liquidation (liquidation), general settlement or composition with creditors (concordat préventif de faillite), controlled management (gestion contrôlée) or moratorium or reprieve from payment (sursis de paiement) and has not been adjudicated bankrupt or been made subject to any other insolvency proceedings under any applicable law (other than Luxembourg

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law, but only to the extent opined on in this opinion) or otherwise been limited in its rights to dispose of its assets.

(k)	The entering into and the issue by the Company of the Registration Statement and the performance by the Company of its obligation under the Registration Statement are in the Company's corporate interest and have been decided and performed for bona fide commercial reasons and without any fraudulent intent, nor any intent to disentitle anybody (including, for the avoidance of doubt, any third party) of its rights or to circumvent any applicable laws or regulations of any jurisdiction (including but not limited to any tax laws).

(l)	All shareholders of the Company being in the same situation are being treated equally.

(m)	For this opinion, we have assumed (i) the valid approval by a duly convened and validly held extraordinary general meeting of the shareholders of the Company of sufficient authorised share capital to enable the Board to issue any and all of the new Shares under the Offering, (ii) the due and valid approval by the Board in accordance with the Articles and the above authorisation of the Offering and the related issuance of any and all the new Shares under the Offering against a full payment in cash of their subscription price and delivery of proof of such payment, (iii) if the Offering is by way of preferential subscription rights or without preferential subscription rights, the due and valid subscription of any and all of the new Shares under the Offering and delivery of proof thereof, (iv) the recording of the full issuance, subscription and payment of the Shares and related share capital increase of the Company before a Luxembourg notary in the form of a notarial deed in accordance with the Luxembourg law of 10 August 1915, on commercial companies, as amended (the "Companies Act") and (v) the update of the shareholders’ register of the Company to reflect accordingly the said issuance and subscription of the Shares.

(n)	The requirements of any applicable law in respect of the Offering of Shares and/or Rights and/or the listing and admission to trading of the Shares of the Company on the actual date of the offering and/or the listing and admission to trading have been, will be and will remain fulfilled.

(o)	All authorizations, licenses, approvals and consents required under the laws or regulations of any jurisdiction (other than Luxembourg), which may be required in connection with the execution, delivery and performance of the Registration Statement have been or will be obtained.

(p)	No provision of law (other than Luxembourg law) adversely affects or has any negative impact on the opinions expressed in this opinion.

Opinion

6.	Based on the foregoing and subject to the qualifications set out below and to any matters not disclosed to us, we are of the following opinion:

(a)	Status, capacity

The Company is duly incorporated and validly existing under Luxembourg law as a société anonyme.

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(b)	Validity of Shares and Rights

Subject to item 5 (m), the Shares of the Company to be issued in the context of the Offering, including upon due exercise of the Rights, will be validly issued, fully paid-up and non-assessable.

Qualifications

7.	This opinion is subject to the following qualifications:

7.1	No opinion is expressed on the validity and enforceability of the Registration Statement.

7.2	As Luxembourg lawyers we are not qualified or able to assess the true meaning and purport of the terms of the Registration Statement and the obligations of the Company under applicable law other than Luxembourg law, and we have made no investigation of such meaning and purport. Our review of the Registration Statement and of any other documents subject or expressed to be subject to any law other than Luxembourg law has therefore been limited to the terms of such document as they appear to us on their face.

7.3	Our opinion is subject to the limitations resulting from bankruptcy (faillite), insolvency, liquidation (liquidation), reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), general settlement or composition with creditors (concordat préventif de faillite), fraudulent conveyance (actio pauliana), reorganisation or similar Luxembourg or foreign laws and other laws of general application affecting creditors’ rights, including to the extent applicable, any pre-insolvency proceeding such as any recovery and/or resolution procedure within the meaning of the Luxembourg law dated 18 December 2015 on recovery and resolution of credit institutions and investment firms, implementing the Directive 2014/59/UE dated 15 May 2014 of the European Parliament and Council on recovery and resolution of credit institutions and investment firms and/or any similar pre-insolvency proceedings.

7.4	In this opinion "non-assessable" means, in relation to the Shares, that the subscriber of such shares will as such have no obligation to make any payment to the Company or its creditors, other than the full share purchase price for the Shares (including any relevant share premium) and provided that the Shares are fully paid in. Such principle is reflected in article 410-1 (1) of the Companies Act which indicates: "a société anonyme is a company whose capital is divided into shares and which is formed of one or more persons who only contribute to a specific amount. (...)."

7.5	Any power of attorney or mandate (mandat), as well as any agency provisions granted and all appointments made by the Company, will terminate by law and without notice upon the Company's bankruptcy (faillite), and become ineffective upon the entering of the Company into controlled management (gestion contrôlée) and suspension of payment (sursis de paiement), unless otherwise agreed or provided between the parties.

7.6	The information contained in the Corporate Documents does not constitute conclusive evidence of the facts reflected therein. The Corporate Documents of or with respect to the Company (including notably the notice of a bankruptcy or a dissolution resolution, notice of appointment of a liquidator, insolvency receiver or similar officer) may not be held immediately at the Companies' Register and there may be a delay in the relevant document to appear on the file of the Company with the Companies' Register.

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7.7	We have not considered and do not opine on whether the Registration Statement complies with any public offering of securities and/or stock exchange listing and/or any securities laws disclosure requirements.

7.8	We express no opinion on any applicable licensing or similar requirements.

7.9	We express no opinion on the applicability of the Regulation (EU) No 648/2012 of the European Parliament and of the Council of 4 July 2012 on OTC Derivatives, central counterparties and trade repositories or any delegated or implementing regulations.

7.10	According to the provisions of article 100-13 §4 of the Companies Act and article 19-3 of the law of 19 December 2002, as amended, on the Companies' Register, on the accounting and the annual accounts of companies, documents and extracts of documents, such as articles of incorporation of a company will only be valid vis-à-vis third parties from the day of their publication in the Mémorial C, Recueil des Sociétés et Associations or the Recueil Electronique des Sociétés et Associations, as applicable unless the concerned party proves that the relevant third parties had prior knowledge of such documents. Third parties may however rely upon documents or extracts thereof. Nevertheless, for the fifteen days following the publication, such documents would not be enforceable against third parties who prove that it was impossible for them to have knowledge thereof.

7.11	Article 1200-1 of the Companies Act provides that the Luxembourg district court (Tribunal d'Arrondissement) dealing with commercial matters, may, at the request of the public prosecutor (Procureur d'Etat), order the dissolution and the liquidation of any company governed by Luxembourg law which seriously contravenes the provisions of the Companies Act, the Luxembourg Commercial Code or any other law governing commercial companies (such as the obligations to file its annual accounts within the legally determined timeframe), the assessment of which is left to the discretion of the competent courts.

7.12	As a general rule, any power of attorney or mandate (mandat) may be terminated at will (ad nutum) at any time notwithstanding that they are expressed to be irrevocable. In order to be valid and binding on the principal, such proxies, mandates and powers of attorneys must have a limited purpose and not be drafted in a general way and in broad terms.

7.13	A certificate of any party as to any matter provided therein might be held by a Luxembourg court not to be conclusive, final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis or in the event of manifest error.

7.14	We express no opinion as to the correctness or completeness, at all relevant times, of any warranty or representation given by the Company (expressly or impliedly) under or by virtue of the Registration Statement.

7.15	We do not opine on any clause of the Registration Statement incorporating by reference certain provisions of any documents which we have not reviewed and on which we have not been requested to opine.

7.16	We express no tax opinion whatsoever in respect of the Company or the tax consequences of the transactions contemplated by the Registration Statement.

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Yours faithfully

HOGAN LOVELLS (LUXEMBOURG) LLP

represented by

/s/ Alexander Koch

Alexander Koch

Partner